UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2014

UNITED BANCSHARES, INC.

(Exact name of Registrant as specified in its Charter)

Ohio	000-29283	34-1516518
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)
100 S. High Street, Columbus Grove, Ohio	45830-1241
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:		(419) 659-2141

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On November 14, 2014, United Bancshares, Inc. (“Company”) consummated the acquisition of The Ohio State Bank (“Ohio State Bank”), the wholly owned subsidiary of Ohio State Bancshares, Inc., and its merger with and into The Union Bank Company, the wholly-owned subsidiary of the Company, in accordance with the Stock Purchase Agreement, dated as of July 1, 2014, by and among the Company, Ohio State Bancshares, Inc. and Rbancshares, Inc. (the “Purchase Agreement”).

Pursuant to the terms of the Purchase Agreement, the total value of the cash transaction was $4,290,237.

The description of the Purchase Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is incorporated by reference into this Current Report on Form 8-K as Exhibit 2.1.

The Company issued a press release on November 17, 2014 announcing the consummation of the acquisition and merger.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 7.01 Regulation FD Disclosure.

The information set forth in Item 2.01 of this Current Report on Form 8-K and in the press release attached as Exhibit 99.1 is incorporated in this Item 7.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1

Stock Purchase Agreement dated as of July 1, 2014, by and among United Bancshares, Inc., Ohio State Bancshares, Inc. and Rbancshares, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on July 1, 2014)

99.1	Press Release dated November 17, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

United Bancshares, Inc.

Date: November 17, 2014	By: /s/Diana L. Engelhardt
Diana L. Engelhardt Chief Financial Officer